Exhibit 10.31

FORM OF NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

ANNIE’S, INC.

OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Annie’s, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Company’s Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), to the Participant designated in this Notice of Grant of Restricted Stock Unit Award (the “Notice”) the number of Restricted Stock Units set forth in the Notice representing the right to receive shares of the common stock of the Company in the future subject to the terms, conditions and restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Unit Award (the Notice and the Terms and Conditions referred to collectively as the “Agreement”).

Participant: [                    ]

Grant Date: [                    ]

# of Restricted Stock Units: [                    ]

Vesting Schedule: Subject to the provisions contained in Sections 4, 5 and 6 of the Terms and Conditions, the Restricted Stock Units shall vest, and the applicable Restrictions set forth in the Terms and Conditions shall lapse, in the event the Participant does not have a Termination of Service prior to the applicable vesting date under the following schedule:

Date of Vesting	Cumulative Amount Vested

Prior to Second Anniversary of Grant Date	0%
Second Anniversary of Grant Date	50%
Third Anniversary of Grant Date	100%

Accelerated Vesting on Certain Terminations or in Connection with a Change in Control: Notwithstanding the foregoing vesting schedule, the Restricted Stock Units will be become fully vested and no longer subject to forfeiture (i) in the event of the Participant’s Termination of Service due to death or disability (as determined by the Committee in its sole discretion), or (ii) in certain circumstances in connection with a Change in Control of the Company as set forth under the provisions of Section 4(c) of the Terms and Conditions.

Dividend Units: Prior to vesting and settlement of the Restricted Stock Units, the Restricted Stock Units shall accrue Dividend Units in accordance with, and as defined in, Section 1(c) of the Terms and Conditions.

By signing below, the Participant agrees that this Restricted Stock Unit Award is granted under and governed by the terms and conditions of the Agreement and the Plan.

Participant	Annie’s, Inc.

By:
Title:
Date:	Date:

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

These Terms and Conditions of Restricted Stock Unit Award relate to the Notice of Grant of Restricted Stock Unit Award attached hereto (the “Notice”, and collectively with these Terms and Conditions, the “Agreement”), by and between the Annie’s Inc. (the “Company”) and the Participant designated in the Notice.

The Committee has approved an award to the Participant under the Company’s Omnibus Incentive Plan, as amended from time to time (the “Plan”) of the number of Restricted Stock Units set forth in the Notice representing the right to receive a corresponding number of shares of the Company’s common stock (“Shares”) in the future subject to the terms, conditions and restrictions set forth in the Agreement, and conditioned upon the Participant’s acceptance of the provisions set forth in the Agreement within 60 days after the Agreement is presented to the Participant for review. For purposes of the Agreement, any reference to the Company shall include a reference to any Subsidiary or Affiliate.

1. Grant of Restricted Stock Units.

(a) As of the Grant Date set forth in the Notice, the Company grants to the Participant the number of Restricted Stock Units set forth in the Notice (the “Units”). The Units are subject to the restrictions set forth in Section 2 of this Agreement and the applicable provisions of the Plan.

(b) The Units granted under this Agreement shall be reflected in a bookkeeping account maintained by the Company during the Restricted Period. If and when the Units become vested and the restrictions set forth in Section 2 expire in accordance with the terms of this Agreement, and upon the satisfaction of all other applicable conditions as to the Units, such Units (and any related Dividend Units described in Section 1(c) below) not forfeited pursuant to Section 4 hereof shall be settled as provided in Section 1(e) of this Agreement and otherwise in accordance with the Plan.

(c) With respect to each Unit, whether or not vested, that has not been forfeited (but only to the extent such award of Units has not been settled), the Company shall, with respect to any cash dividends paid on the Share underlying such Unit, accrue and credit to the Participant’s bookkeeping account a number of Restricted Stock Units having a Fair Market Value as of the date such dividend is paid equal to the cash dividends that would have been paid with respect to the Share underlying such Unit if it were an outstanding Share (the “Dividend Units”). These Dividend Units thereafter shall (i) be treated as Units for purposes of future dividend accruals pursuant to this Section 1(c); and (ii) vest in such amounts (rounded to the nearest whole Dividend Unit) at the same time as the Unit with respect to which such Dividend Units were received. Any dividends or distributions on a Share underlying a Unit paid other than in cash shall accrue and be credited in the Participant’s bookkeeping account and shall vest at the same time as the Unit in respect of which they are made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Share).

(d) The Company’s obligations under this Agreement (with respect to both the Units and the Dividend Units, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of the Participant under this Agreement shall be no greater than those of a general unsecured creditor of the Company. In addition, the Units shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed, any Company policy and any applicable federal or state securities law.

(e) Except as otherwise provided in this Agreement or the Plan, settlement of the Units in accordance with the provisions of this Section 1(e) shall occur as soon as practicable after the end of the Restricted Period (as defined below), and upon the satisfaction of all other applicable conditions as to the Units (including the payment by the Participant of all applicable withholding taxes), but in no event later than March 15 of the calendar year following the calendar year in which the Unit vests. Any vested Unit shall be settled solely in one Share, unless the Committee otherwise determines in its sole discretion that the Unit shall be settled in another form of consideration permitted under the Plan.

2. Restrictions.

(a) The Participant shall have no rights as a stockholder of the Company by virtue of any Unit unless and until such Unit vests and resulting Shares are issued to the Participant:

(b) None of the Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, except as may be permitted by the Plan or as otherwise permitted by the Committee in its sole discretion or pursuant to rules adopted by the Committee in accordance with the Plan.

(c) Any attempt to dispose of the Units or any interest in the Units in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

3. Restricted Period and Vesting. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the Units, or such applicable portion of the Units, become vested under the schedule set forth in the Notice or otherwise in accordance with this Agreement. The Units shall become vested and no longer subject to forfeiture under Section 4(a) upon expiration of the Restricted Period.

4. Forfeiture.

(a) If during the Restricted Period (i) the Participant incurs a Termination of Service with the Company for any reason other than as described in Sections 4(b) or 4(c), (ii) there occurs a material breach of these Terms and Conditions by the Participant, or (iii) the Participant fails to meet the tax withholding obligations described in Section 5(a) hereof, all rights of the Participant to the Units that have not vested in accordance with the schedule set forth in the Notice or otherwise in accordance with this Agreement as of the date of such event shall terminate immediately and be forfeited in their entirety.

(b) In the event of the Participant’s Termination of Service during the Restricted Period due to the Participant’s death or disability (as determined by the Committee in its sole discretion), all Units outstanding on the date of such Termination of Service that have not previously vested or been forfeited under the terms of this Agreement shall be immediately and fully vested and no longer subject to forfeiture.

(c) Notwithstanding the foregoing, in the event of a Change in Control during the Restricted Period:

(i) if the Units are assumed or replaced by the successor entity in connection with such Change in Control, then in the event of the Participant’s Termination of Service within twenty-four (24) months after such Change in Control (A) due to the Participant’s death or disability (as determined by the Committee in its sole discretion), or (B) by the Company without Cause, subject to the Participant (or the Participant’s estate in the event of the Participant’s death) delivering a fully effective release of claims in a form provided by the Committee within 60 days following the date of such Termination of Service, all Units outstanding on the date of such Termination of Service that have not previously vested or been forfeited under the terms of this Agreement shall be immediately and fully vested and no longer subject to forfeiture; and

(ii) if the Units are not assumed or replaced by the successor entity in connection with such Change in Control, then all Units outstanding on the date of such Change in Control that have not previously vested or been forfeited under the terms of this Agreement shall be immediately and fully vested and no longer subject to forfeiture as of the date of the Change in Control.

(d) The remainder of any Units that have not or do not become vested in accordance with the terms of this Agreement shall terminate immediately and be forfeited in their entirety.

5. Withholding.

(a) The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Participant with respect to the Units. The Participant shall be required to meet any applicable tax withholding obligation in accordance with the provisions of the Plan and this Agreement.

(b) Subject to any rules prescribed by the Committee, the Participant shall have the right to elect to meet any withholding requirement (i) by having withheld from this Award at the appropriate time that number of whole Shares whose Fair Market Value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

6. Committee’s Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion to waive any forfeiture of the Units as set forth in Section 4 hereof, the Restricted Period and any other conditions set forth in this Agreement.

7. Covenants and Conditions on Awards and Recovery.

(a) Covenants. As a condition for participation in the Plan and the receipt of any benefits under this Agreement, the Participant agrees and covenants that at any time during the Participant’s service with the Company and for a period of twenty-four (24) months following the Participant’s Termination of Service for any reason, the Participant shall not, directly or indirectly, (1) disclose or use any confidential information pertaining to the Company, its Affiliates or its Subsidiaries other than in the proper performance of the Participant’s duties or responsibilities with respect to the Company; (2) attempt, directly or indirectly, to induce any employee of the Company, its Affiliates or its Subsidiaries to be employed or perform services elsewhere; or (3) disparage the Company, its Affiliates or its Subsidiaries or any of their respective officers or directors. The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section shall be made by the Committee, in its discretion, and shall be final and binding upon the Participant. A determination that any particular conduct, action or failure falls outside the scope of activities contemplated by this Section shall not imply that, or be determinative of whether, such conduct, action or failure is otherwise lawful or appropriate.

(b) Recovery of Award Upon Violation of Covenants. In the event that the Committee determines that the Participant has violated any of the covenants contained in Section 7(a), then:

(i) all of the Participant’s unvested Units shall be forfeited immediately and all rights of the Participant with respect to such Units shall terminate; and

(ii) to the extent that the Participant has received Shares or cash in settlement of any Units upon vesting of such Units, the Participant upon notice from the Company of the Participant’s obligations under this Section 7(b)(ii), shall immediately deliver to the Company such number of Shares or amount in cash equal to the payment previously received by the Participant in settlement of the vested Units.

The notice described in subsection (ii) above may be given at any time within twelve months after the expiration of the applicable covenant period under Section 7(a).

(c) Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Agreement, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law within a period of three (3) years following the original issuance of such financial statements (or such longer period as may be required under applicable law), whether such noncompliance is the result of misconduct or other circumstances, the Participant shall be required to reimburse the Company for any amounts earned or payable with respect to this Award to the extent the Board reasonably determines that the amount earned by or paid to the Participant exceeds the amount earned or payable based on the restated financial statements, or otherwise to the extent required by and in accordance with applicable law and any Company policies.

(d) Retention of Settled Shares in Compliance with Company Share Ownership and Retention Policies. The Units and any Shares acquired upon settlement of any vested Units shall be subject to compliance with any applicable share ownership or retention policies adopted from time to time by the Company.

8. Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan.

9. Nonassignability. The Units may not be sold, assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such Units, as set forth in this Agreement, have lapsed or been removed.

10. Participant Representations. The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Participant’s decision to participate in the Plan is completely voluntary. Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this award.

11. Regulatory Restrictions on the Units. Notwithstanding any other provision of the Plan, the obligation of the Company to issue Shares in connection with this Award under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to this Agreement prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

12. Miscellaneous.

12.1	Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under these Terms and Conditions shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

12.2	Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

12.3	Entire Agreement. These Terms and Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.

12.4	Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

12.5	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.6	Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.

12.7	Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by written agreement of the parties hereto.

12.8	No Right to Continued Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Participant’s employment or service at any time.

12.9	Further Assurances. The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.